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EXHIBIT 10.28
[English Translation]
ZHONG SHAN FOREIGN ECONOMIC AND TRADE COMMISSION
APPROVAL CERTIFICATE FOR FOREIGN PROCESSING AND ASSEMBLY AGREEMENTS
Zhongwaijingjia Zi No. (2002) x1314
     It is hereby acknowledged that the number 2002-13 filing made by Zhang Shan Zhongjing Import and Export Limited Company is received. After examining and reviewing the filing, the Foreign Processing and Assembly Agreement number zhongjingxie zi 2002-01 between ZHONG SHAN CARTON GENERAL FACTORY COMPANY LTD and ARTESYN TECHNOLOGIES ASIA-PACIFIC LTD., dated as of December 28, 2002, is hereby approved. The Agreement will remain effective until December 28, 2007.
     The Agreement (as set forth in the Annex hereto) becomes effective from the date of this approval.
Dated: December 30, 2002

(official seal)
     Cc:     Zhong Shan Customs and Zhong Shan Industry and Commerce Bureau

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Supply and Processing Agreement
Contract number: Zhongjingxie Zi Number 2002-01
Date: December 28, 2002
Place: Zhang Shan City
WHEREAS, ZHONG SHAN CARTON GENERAL FACTORY LIMITED COMPANY (hereinafter “Party A”), at Qi Guan Xi Road, Shi Qi, Zhang Shan City, telephone number 8816146, desires to develop supply-and-processing business involving the production and assembly of computer accessories, converter wires and power supply equipment. With the assistance of ZHONG SHAN ZHONGJING IMPORT AND EXPORT LIMITED COMPANY (hereinafter “Business Agent”), Party A and ARTESYN TECHNOLOGIES ASIA-PACIFIC LTD. (hereinafter “Party B”), at 13-15 Shing Wan Road, Tai Wan, Shatin, New Territories, Hong Kong, telephone number 26992868, adhering to the principle of equality and mutual benefit, negotiate and agree on the supply and processing business involving the production and assembly of power supply equipment, power conversion equipment and power wires, and execute an agreement as follows:
Article 1 Cooperation Terms
     Party B will provide at no consideration equipment and tools necessary for the processing and assembly of the above-mentioned products. Titles to such equipment and tools shall belong to Party B. Equipment already transferred and delivered under Document number “zhongjingxie zi 2000-02” has an estimate total value of US $62,438,481.73, of which deposits and administration fee paid, non-imported equipment has a total value of US $22,263,561.39 and the total value of imported equipment was US$40,174,920.34 (as set forth in the Annex hereto). Party B will also provide at no consideration the raw and accessory materials, and packing materials necessary for the manufacturing of the above-mentioned products. Quantities and specifications thereof will be specified in the manufacturing contract. Raw and accessory materials used for the production will be reimbursed in accordance with their actual usage. The said equipment will be provided by the foreign investor at no charge. The operating entity shall not be required to import the equipment by paying foreign exchanges and the processing entity shall not be required to pay back the equipment price with its processing fees hereunder.
     Party A shall, within the term of this agreement, provide factory space, dormitory and dining facilities, and labor to manufacture and process products for Party B. Party A will receive processing fees therefor. Final products will be delivered to Party B to be shipped and sold in Hong Kong.

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Article 2	Processing Quantities, Calculation of Processing Fees and Foreign Exchange Settlement
     In order to balance production, Party A and Party B agree that within the term of this agreement, the estimate processing fees to be paid to manufacturing and administrative personnel will be in the range of US $3,600,000 to US $4,600,000, to be determined by the actual number of necessary personnel. The fixed working hours for each personnel will be 21.5 days per calendar month and 8 hours per day (for purpose of working hours hereof, nationally prescribed paid vacation days are treated as working hours). Working hours beyond the fixed working hours shall be treated as overtime. Within the fixed working hours, the number of manufacturing workers shall be 4,000. The processing fees to be paid to the manufacturing workers will be calculated at ******** per worker per month. The number of administrative staff will be 450. Processing fees to be paid to administrative staff will be calculated at ******** per staff per month. The number of workers may be increased or decreased in accordance with the change of quantity of work. But in no event will the number of workers be less than 2,800. In the event of suspension of manufacturing as a result of Party B’s delay in short-term supply of materials, the processing fees shall be calculated and paid on the basis of the working hours, with allowances for overtime incurred thereafter. Annual processing and assembly quantity for computer accessories, converter wires and power supply equipment will be 20,000,000.
     If it is warranted by actual necessities and in order to ensure employee loyalty, Party B will pay, on a monthly basis, small-amount welfare allowances as awards and bonuses, beyond the fixed processing fees, to senior workers and workers with various degrees of skills.
     Subject to production development and Party B’s economic situation, Party A shall have the right to request a processing fee adjustment each year. The extent of adjustment shall be determined in accordance with the production circumstances, subject to consultation and confirmation by both parties.

Article 3	Overtime Processing Fees
     Overtime processing fees shall be calculated at one hundred fifty per cent (150%) of the normal processing fees.
Article 4    Calculation and Foreign Exchange Settlement of Processing Fees
     Upon signing this Agreement, processing fees and all related costs shall be calculated and foreign exchange settlement related thereto shall be made once a month, subject to confirmation signed by Party B’s representative. The payment shall be remitted to the Business Agent after foreign exchange settlement through the Zhong Shan Branch of Industrial and Commercial Bank of China. And the Business Agent will then transfer the payment to Party A. If the foreign exchange settlement is delayed, Party A shall have the right to suspend export. The last batch of

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products under the production contract will not be delivered until foreign exchange settlement is made first.

Article 5	Payment of Shipping Costs, Technical Training and Insurance Provisions
     Party B shall be responsible for all shipping costs for equipment, raw and accessory materials, and packing materials to be shipped from Hong Kong to the manufacturing factory and final products to be shipped from the manufacturing factory to Hong Kong. If any materials or products will be imported or exported via the Shen Zhen port, Party B shall be responsible for the transportation costs from Hong Kong to the manufacturing factory.
     From the date the equipment is delivered to the manufacturing factory, Party B shall send technical personnel to the manufacturing factory site to install the equipment and provide relevant technical assistance. Party B shall be responsible for all costs related to such technical personnel. Party A shall within its capacity and best efforts provide assistance thereto.
     Party B shall be responsible, at its own cost, for the import and export of any equipment, raw and accessory materials, or final products, and the warehousing insurance thereof. As an alternative, Party B may entrust Party A to apply for insurance thereof with the Zhong Shan Branch of China People’s Insurance Company, and Party B will be responsible for the insurance cost incurred thereof. Party B shall be responsible for any loss or damage to the equipment, raw and accessory materials, and final products as a result of its failure to provide for insurance thereof.

Article 6	Payment of Miscellaneous Charges
     Party B shall be responsible for the electrical utility costs and facsimile costs related to Party A’s production process. Party A shall provide for backup electricity generation facilities. In the event of power outage, Party A shall supply electricity with its backup generation facilities immediately. Party B shall calculate and pay to Party A the electricity costs each month together with the processing fees, based on the monthly readings of the utility meter and unit cost of ******** per KWH.

Article 7	Term of the Agreement and Miscellaneous
     The term of this Agreement will be five (5) years, from December 28, 2002 to December 28, 2007. This Agreement will become effective after signing by both parties and being approved by Party A’s authority-in-charge. Within the term of this Agreement, Party A and Party B shall strictly comply with the terms and conditions hereunder. If this Agreement needs to be terminated before its expiration date or to be extended beyond its expiration date, both parties shall give 3-month notice to the other party. Such termination or extension shall become

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effective after consultation and consent of both parties and approval by Party A’s authority-in-charge. If any party terminates this Agreement before its expiration date, or any dispute arises from or in connection with the performance of this Agreement, both parties shall dissolve the dispute through friendly consultation. In the event no resolution can be reached through consultation, the dispute shall be submitted to the China International Economic and Trade Arbitration Committee (“CIETAC”) for resolution. The arbitral award by CIETAC shall be final and binding equally on both parties.
     Both parties agree to entrust Zhong Shan Zhongjing Import and Export Limited Company as the Business Agent for purposes of this Agreement.
     During the course of the performance of this Agreement, anything not addressed by and in this Agreement may be amended or supplemented after consultation by both parties. Such amendment or supplement will become effective after approval by Party A’s authority-in-charge.
     There will be six original copies of this Agreement and several counterparts hereof. The original copies and their counterparts shall have the same effect.

Party A: _______________________________	Party B: _______________________________
Zhong Shan Carton General Factory Limited Company	Artesyn Technologies Asia-Pacific Ltd.

By: /s/ Huang Yaoxin	By: /s/ He Pinyan

Business Agent: _______________________________
Zhong Shan Zhongjing Import and Export Limited Company
By: /s/ Huang Yaoxin